SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------


                                   FORM 8-K/A
                                (Amendment No. 2)


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported): August 29, 1997



                               RT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                     0-20436                    65-0309477
(State or other jurisdiction       (Commission               (I.R.S. Employer
    of incorporation)               File Number)             Identification No.)



1875 E. Lake Mary Boulevard, Sanford, Florida                            32773
(Address of principal executive offices)                              (Zip Code)



       Registrant's telephone number, including area code: (907) 322-4000




           Former name or former address, if changed since last report

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


     The following financial statements and pro forma financial information omitted from Form 8-K, dated September 15, 1997, in reliance upon instructions 7(a)(4) and 7(b)(2) of Form 8- K, are filed herewith.

     (a). Financial Statements of Business Acquired.

     Financial Statements of Quality Automotive Company and Subsidiaries for fiscal 1996 and 1995.

          (i)    Report of Independent Public Accountants

          (ii) Consolidated Balance Sheet as of December 31, 1996 and December 31, 1995

          (iii) Consolidated Statements of Operations for the years ended December 31, 1996 and December 31, 1995

          (v) Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1996 and December 31, 1995

          (iv) Consolidated Statements of Cash Flows for the years ended December 31, 1996 and December 31, 1995

          (vi)   Notes to Consolidated Financial Statements

     (b). Pro Forma Financial Information.

     Unaudited Pro Forma Condensed Consolidated Financial Statements for RT Industries, Inc.

          (i) Consolidated Statement of Income for the Nine Months ended September 30, 1997 (unaudited)

          (ii) Consolidated Statement of Income for the Year ended December 31, 1996 (unaudited)

          (iii)  Notes  to  Pro   Forma   Consolidated   Statements   of  Income


     (c). Exhibits.

     Reference is made to the Exhibits previously filed with the Securities and Exchange Commission as Exhibits to the Company's Report on Form 8-K, dated September 15, 1997 and Form 8-K/A dated September 22, 1997 (Amendment No. 1).

                    Report of Independent Public Accountants



To the Board of Directors of
Quality Automotive Company:


We have audited the accompanying consolidated balance sheets of Quality Automotive Company (a Delaware corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Quality Automotive Company and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                            /s/  Arthur Andersen LLP


Richmond, Virginia
March 12, 1997

                   Quality Automotive Company and Subsidiaries


                           Consolidated Balance Sheets
                        As of December 31, 1996 and 1995

                                     Assets
                                                                                                         1996                1995
                                                                                                      -----------        -----------
Current assets:
    Cash                                                                                              $    65,684        $    55,650
    Accounts receivable, net of allowance of $148,000 and $68,000                                       2,082,236          2,398,022
    Inventories                                                                                         6,407,348          6,583,212
    Prepaid expenses and other                                                                            198,781            213,357
                                                                                                      -----------        -----------
                  Total current assets                                                                  8,754,049          9,250,241

Property, plant, and equipment, net                                                                     4,730,936          4,968,299

Other assets, net of accumulated amortization                                                               9,445             44,265
                                                                                                      -----------        -----------
                  Total assets                                                                        $13,494,430        $14,262,805
                                                                                                      ===========        ===========

                      Liabilities and Stockholders' Equity

Current liabilities:
    Current portion of long-term debt                                                                 $   918,927        $   612,523
    Accounts payable                                                                                    1,425,671          1,357,157
    Accrued expenses                                                                                      135,555            186,945
    Income taxes payable                                                                                   38,764                300
    Deferred income taxes                                                                                   4,411             12,415
                                                                                                      -----------        -----------
                  Total current liabilities                                                             2,523,328          2,169,340

Long-term debt, less current portion                                                                    5,641,174          6,867,220

Deferred income taxes                                                                                     549,134            585,010
                                                                                                      -----------        -----------
                  Total liabilities                                                                     8,713,636          9,621,570
                                                                                                      -----------        -----------
Stockholders' equity:
    Preferred stock, $150 cumulative, convertible Series A, par value $0.01 per share; 20,000 shares authorized; 5,430 shares issued and outstanding in
        1995
                                                                                                             --                   54
    Common stock, par value $1.00 per share; 150,000 shares authorized; 16,680 shares and 11,250 shares issued and outstanding at December 31, 1996 and
       1995, respectively                                                                                  16,680             11,250
    Additional paid-in capital                                                                          1,815,030          1,820,406
    Retained earnings                                                                                   2,949,084          2,809,525
                                                                                                      -----------        -----------
                  Total stockholders' equity                                                            4,780,794          4,641,235
                                                                                                      -----------        -----------
                  Total liabilities and stockholders' equity                                          $13,494,430        $14,262,805
                                                                                                      ===========        ===========


                 The accompanying notes are an integral part of
                       these consolidated balance sheets.

                   Quality Automotive Company and Subsidiaries


                      Consolidated Statements of Operations
                 For the Years Ended December 31, 1996 and 1995


                                                        1996            1995
                                                    ------------    ------------

Net sales                                           $ 16,910,114    $ 20,892,460

Cost of sales                                         11,835,554      14,903,694
                                                    ------------    ------------
                  Gross profit                         5,074,560       5,988,766

Selling, general, and administrative expenses          4,153,080       4,497,071
                                                    ------------    ------------
                  Operating income                       921,480       1,491,695
                                                    ------------    ------------

Other expenses:
    Interest expense                                     675,755         868,028
    Other expense, net                                    (1,994)           --
                                                    ------------    ------------
                  Total other expenses                   673,761         868,028
                                                    ------------    ------------
                  Income before income taxes             247,719         623,667

Provision for income taxes                               108,160         318,654
                                                    ------------    ------------
                  Net income                        $    139,559    $    305,013
                                                    ============    ============


                 The accompanying notes are an integral part of
                         these consolidated statements.

                   Quality Automotive Company and Subsidiaries

           Consolidated Statements of Changes in Stockholders' Equity
                 For the Years Ended December 31, 1996 and 1995


                                                                     Additional                      Total
                                       Preferred       Common         Paid-in       Retained     Stockholders'
                                         Stock          Stock         Capital       Earnings        Equity
                                      -----------    -----------    -----------    -----------   ------------
Balance, December 31, 1994            $        54    $    11,250    $ 1,820,406    $ 2,504,512   $ 4,336,222
    Net income                               --             --             --          305,013       305,013
                                      -----------    -----------    -----------    -----------   -----------
Balance, December 31, 1995                     54         11,250      1,820,406      2,809,525     4,641,235
    Conversion of preferred stock
       into common stock, June 1996           (54)         5,430         (5,376)          --            --
    Net income                               --             --             --          139,559       139,559
                                      -----------    -----------    -----------    -----------   -----------
Balance, December 31, 1996            $      --      $    16,680    $ 1,815,030    $ 2,949,084   $ 4,780,794
                                      ===========    ===========    ===========    ===========   ===========

                 The accompanying notes are an integral part of
                         these consolidated statements.

                   Quality Automotive Company and Subsidiaries

                      Consolidated Statements of Cash Flows
                 For the Years Ended December 31, 1996 and 1995

                                                                                1996           1995
                                                                            -----------    -----------
Cash flows from operating activities:
    Net income                                                              $   139,559    $   305,013
    Adjustments to reconcile net income to net cash provided by operating activities-
          Gain on disposition of fixed assets                                    (1,964)          --
          Depreciation and amortization                                         819,573        874,074
          Deferred income tax benefit                                           (43,880)      (131,600)
          Changes in assets and liabilities:
              Decrease in accounts receivable, net                              315,786      1,170,517
              Decrease in income taxes receivable                                  --          402,979
              Decrease in inventories                                           175,864         75,811
              Decrease (increase) in prepaid expenses and other                  14,576       (136,612)
              Increase in other assets, net                                        --           (4,615)
              Increase (decrease) in accounts payable                            68,514       (494,777)
              Decrease in accrued expenses                                      (51,390)       (54,657)
              Increase in income taxes payable                                   38,464            300
                                                                            -----------    -----------
                  Net cash provided by operating activities                   1,475,102      2,006,433
                                                                            -----------    -----------

Cash flows from investing activities:
    Capital expenditures                                                       (548,926)      (759,059)
    Proceeds from disposition of fixed assets                                     3,500           --
                                                                            -----------    -----------
                  Net cash used in investing activities                        (545,426)      (759,059)
                                                                            -----------    -----------

Cash flows from financing activities:
    Net repayments under revolving credit facility                           (1,243,967)      (675,026)
    Net borrowings (repayments) on notes payable                                324,325       (619,788)
                                                                            -----------    -----------
                  Net cash used in financing activities                        (919,642)    (1,294,814)
                                                                            -----------    -----------
                  Net increase (decrease) in cash                                10,034        (47,440)

Cash, beginning of year                                                          55,650        103,090
                                                                            -----------    -----------
Cash, end of year                                                           $    65,684    $    55,650
                                                                            ===========    ===========

Supplemental disclosures of cash flow information:
    Cash paid during the year for interest                                  $   660,408    $   875,365
                                                                            ===========    ===========
    Cash paid during the year for income taxes                              $      --      $    47,000
                                                                            ===========    ===========


                 The accompanying notes are an integral part of
                         these consolidated statements.

                   Quality Automotive Company and Subsidiaries


                   Notes to Consolidated Financial Statements
                        As of December 31, 1996 and 1995



1. Summary of Significant Accounting Policies:

Principles of Consolidation

Quality Automotive Company (a Delaware corporation) and subsidiaries (collectively, the "Company") operate in the brake remanufacturing industry. The Company is composed of three entities: Quality Automotive Company, which manufactures disc pads and re-manufactures used brake shoes for resale; US Automotive, which produces friction materials in the form of disc pucks and brake lining, which it sells to Quality Automotive Company and other manufacturers; and Vireco, Inc., a property service company that deals exclusively with Company matters. All significant intercompany balances and transactions have been eliminated in consolidation. The Company had sales to a single customer of 11.0 percent in 1995. No single customer exceeded 10 percent of the Company's 1996 sales. The Company sells the majority of its brake products to auto part warehouses in the Eastern United States.

The Company is required by its lending agreements, among other things, to prepare its financial statements in conformity with generally accepted accounting principles. Conformity with generally accepted accounting principles requires management to make and utilize estimates in the preparation of its financial statements. Accordingly, these financials have been prepared utilizing the required management estimates. Management believes that the estimates utilized are prudent based on all available data; however, management cannot guarantee that actual events will replicate the estimates utilized.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out ("FIFO") basis.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost, less an allowance for depreciation. These assets are depreciated and amortized over their respective estimated useful lives on a straight-line basis. Useful lives are as follows:

                                                             Years
                                                             -----

        Buildings and improvements                           3 - 40
        Manufacturing equipment                              2 - 15
        Office furniture and equipment                       3 - 5
        Automobiles under capital leases                     2 - 5

Long-Lived Assets

The carrying value of long-lived assets and certain identifiable intangibles is reviewed by the Company for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset.

Income Taxes

The measurement of deferred tax assets or liabilities is based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate. Deferred income tax expense or benefit is based on the changes in the assets or liabilities from period to period.

Revenue Recognition

Revenue from sales of automotive parts is recognized at the time the shipment is made.

Sales and cost of sales include the value of steel ("core") used and returned to be reused in the manufacturing process. Customers may return purchased core within 90 days and receive credit that can be applied against future purchases. Core returned in excess of that purchased from the Company is temporarily placed in a "core bank"; credit for these returns is given if additional brake shoe products are purchased within defined time limits.

2. Inventories:

Inventories consist of the following:

                                                          December 31,
                                                 -------------------------------
                                                    1996                 1995
                                                 ----------           ----------
Finished goods                                   $2,596,068           $2,980,778
Raw materials                                     2,090,380            2,322,650
Core                                              1,444,369            1,032,097
Lining roll stock                                    85,552               92,234
Work in process                                     190,979              155,453
                                                 ----------           ----------
                                                 $6,407,348           $6,583,212
                                                 ==========           ==========

Inventories are pledged as collateral on the Company's revolving credit facility and note payable (see Note 4).

3. Property, Plant, and Equipment:

Property, plant, and equipment consist of the following:

                                                          December 31,
                                                   ----------------------------
                                                       1996            1995
                                                   ------------    ------------

Land                                               $    385,000    $    385,000
Buildings and improvements                            4,830,801       4,796,030
Manufacturing equipment                               5,672,417       5,238,728
Office furniture and equipment                          433,861         386,558
Automobiles under capital leases                        111,777         128,556
                                                   ------------    ------------
                                                     11,433,856      10,934,872
Less- Accumulated depreciation and amortization      (6,702,920)     (5,966,573)
                                                   ------------    ------------
                                                   $  4,730,936    $  4,968,299
                                                   ============    ============

Property, plant, and equipment are pledged as collateral on the Company's revolving credit facility and note payable (see Note 4). Depreciation and amortization expense was $784,753 in 1996, and $842,354 in 1995.

4. Long-Term Debt and Financing Arrangements:

In May 1994, the Company amended its debt agreements to include a note payable and a revolving credit facility (collectively, the "Agreement"). Under the Agreement, the Company consolidated the existing term loans into one $3,000,000 note payable. In 1995, the Company amended the Agreement to, among other things, extend the maturity date and lower the interest rate. The note is to be repaid in monthly principal payments of $50,000 beginning in July 1995, with the remaining balance due in March 1998. The outstanding balance at December 31, 1996, was $1,500,000.

Additionally, under the Agreement, the Company has available up to $7.5 million under a revolving credit facility through March 1998. As of December 31, 1996, the amount available was $5,139,882. The outstanding balance under the revolver was $4,111,733 at December 31, 1996.

The 1995 amendment also established a new loan under which the Company may borrow up to $1,000,000 to use for capital expenditures. The loan is to be repaid in monthly installments, with the remainder due in March 1998.
At December 31, 1996, the Company had $910,001 outstanding on this loan.

The interest rate for borrowings under the Agreement is the lender's reference rate plus 1.0 percent (9.25 percent at December 31, 1996). The revolver and note payable are collateralized by substantially all assets of the Company.

Under the terms of the Agreement, the Company must maintain certain financial ratios, such as a current ratio greater than 1.90:1, interest coverage greater than 1.25:1, debt service coverage greater than 1.25:1, tangible leverage less than 3.0:1, and annual limits on the amounts of capital expenditures, dividends, and executive compensation, among other restrictions. At December 31, 1996, the Company was in compliance with the terms of the Agreement.

Other obligations relating to automobiles under capital leases totaled $38,367 at December 31, 1996, bear interest at rates ranging from 6.99 to 9.01 percent, and are due through 2000.

Future maturities of debt are as follows:

                Year Ending
                December 31,
                ------------
                   1997                  $  918,927
                   1998                   5,631,278
                   1999                       8,187
                   2000                       1,709
                                         ----------
                                         $6,560,101
                                         ==========

Deferred financing costs at December 31, 1996 and 1995, amounted to $9,445 and $44,265, respectively, net of accumulated amortization, and are included as other assets in the accompanying balance sheets. Deferred financing costs are being amortized over the life of the respective debt. Amortization expense related to deferred financing costs was $34,820 in 1996 and $31,720 in 1995.

At December 31, 1996, the fair market value of the Company's outstanding debt approximates its carrying value.

5. Income Taxes:

The Company's provision for income taxes is summarized as follows:

                                                         1996            1995
                                                       ---------      ---------
Current tax provision:
    Federal                                            $ 128,008      $ 431,651
    State                                                 24,032         18,603
                                                       ---------      ---------
                                                         152,040        450,254
                                                       ---------      ---------
Deferred tax benefit:
    Federal                                              (36,945)      (110,630)
    State                                                 (6,935)       (20,970)
                                                       ---------      ---------
                                                         (43,880)      (131,600)
                                                       ---------      ---------
                  Provision for income taxes           $ 108,160      $ 318,654
                                                       =========      =========

A reconciliation of Federal statutory and effective income tax rates follows:

                                                             1996         1995
                                                           --------     --------

Federal income taxes at statutory rate (34%)               $ 84,224     $212,047

Effect on:
    State taxes, net of Federal benefit                      11,743       25,007
    Additional assessment and other                          12,193       81,600
                                                           --------     --------
                  Provision for income taxes               $108,160     $318,654
                                                           ========     ========

Deferred taxes result from temporary differences in the recognition of revenues and expenses for income tax and financial reporting purposes. The components of deferred tax assets and liabilities are as follows:


                                                       1996              1995
                                                     ---------        ---------

Deferred tax assets:
  Inventory                                          $ 196,978        $ 182,494
  Allowance for doubtful accounts                       48,032           25,860
  Other                                                  2,553           23,752
                                                     ---------        ---------
                                                       247,563          232,106
                                                     =========        =========
Deferred tax liabilities:
  Accelerated depreciation                            (754,935)        (817,543)
  Other                                                (46,173)         (11,988)
                                                     ---------        ---------
                                                      (801,108)        (829,531)
                                                     ---------        ---------
Net deferred tax liabilities                         $(553,545)       $(597,425)
                                                     =========        =========


The Company has no valuation allowances as of December 31, 1996 and 1995, nor were there any changes during the years then ended.

6. Commitments and Contingencies:

Leases

The Company leases certain equipment under operating leases that expire through 2001. Rental fees are based upon fixed monthly charges in addition to contingent fees based upon transportation equipment usage. The amount included as future minimum lease payments does not include contingent fees. Rent expense amounted to $703,745 in 1996, and $751,399 in 1995.

Future minimum lease payments under noncancelable operating leases as of December 31, 1996, are as follows:

              Year Ending
              December 31,
              ------------
                    1997                $310,062
                    1998                 137,866
                    1999                  25,675
                    2000                  24,142
                    2001                   8,237
                                        --------
                         Total          $505,982
                                        ========


Environmental Expenditures

Environmental expenditures that relate to current or future revenues are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or cleanups are probable and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the Company's commitment to a formal plan of action.

                               RT Industries, Inc.

                   Pro Forma Consolidated Statement of Income
                  For the Nine Months Ended September 30, 1997
                                   (unaudited)

                                                     Quality                           RT Industries,
                                 RT Industries,     Automotive        Pro Forma             Inc.
                                      Inc.           Company         Adjustments         Pro Forma
                                  Nine months      Eight months                         Nine months
                                     Ended            Ended                                Ended
                                  September 30,     August 29,                          September 30,
                                      1997            1997                                  1997
                                  ------------    ------------       ------------       ------------
Net sales                        $   3,345,739   $  8,567,071       $       --         $  11,912,810
Cost of goods sold                   2,980,454       6,687,985            (87,936)(A)      9,580,503
                                  ------------    ------------       ------------       ------------
Gross profit                           364,925       1,879,086             87,936          2,332,307
                                  ------------    ------------       ------------       ------------
Operating expenses:
    Selling and delivery               518,751       1,202,830               --            1,721,581
    General and administrative       7,871,764       1,044,125               --            8,915,889
    Interest                         3,688,317         429,750            240,000 (B)      4,358,067
    Amortization                        26,583           --               212,664 (C)        239,247
                                  ------------    ------------       ------------       ------------
Total operating expenses            12,105,415       2,676,705            452,664         15,234,784
                                  ------------    ------------       ------------       ------------
Other expense                           --               1,366               --                1,366
                                  ------------    ------------       ------------       ------------
Loss before income taxes          (11,740,490)       (798,985)          (364,728)       (12,903,843)

Benefit for income taxes               --            (321,591)           321,591 (D)          --
                                  ------------    ------------       ------------       ------------
Net loss                         $ (11,740,490)   $  (477,394)       $  (686,319)      $(12,903,843)
                                  ============    ============       ============       ============

Proforma Net Loss per share                                                            $      (1.01)

Proforma Weighted average
   Shares outstanding                                                                    12,721,038
                                                                                         ==========



   See accompanying notes to this pro forma consolidated statement of income.

                               RT Industries, Inc.

                   Pro Forma Consolidated Statement of Income
                      For the Year Ended December 31, 1996
                                   (unaudited)

                                                    Quality                        RT Industries,
                                 RT Industries,    Automotive     Pro Forma            Inc.
                                     Inc.           Company      Adjustments        Pro Forma
                                 ------------    ------------   ------------       ------------
Net sales                        $  3,912,237    $ 16,910,114   $       --         $ 20,822,351
Cost of goods sold                  5,335,027      11,835,554       (131,904)(A)     17,038,677
                                 ------------    ------------   ------------       ------------
Gross profit (loss)                (1,422,790)      5,074,560        131,904          3,783,674
                                 ------------    ------------   ------------       ------------
Operating expenses:
    Selling and delivery              574,939       2,441,123           --            3,016,062
    General and administrative      2,119,557       1,711,957           --            3,831,514
    Interest                        2,027,746         675,755        360,000 (B)      3,063,501
    Amortization                       --               --           318,996 (C)        318,996
                                 ------------    ------------   ------------       ------------
Total operating expenses            4,722,242       4,828,835        678,996         10,230,073
                                 ------------    ------------   ------------       ------------
Other income                           26,862           1,994           --               28,856
                                 ------------    ------------   ------------       ------------
Income (loss) before
  income taxes                    (6,118,170)         247,719       (547,092)        (6,417,543)

Provision for income taxes             --             108,160       (108,160)(D)           --
                                 ------------    ------------   ------------       ------------
Net income (loss)                $(6,118,170)    $    139,559   $   (438,932)      $ (6,417,543)
                                 ============    ============   ============       ============

Proforma Net loss per Share                                                        $     (0.74)
                                                                                   =============
Proforma Weighted average
    shares outstanding                                                                8,616,532
                                                                                   =============


     See accompanying notes to this pro forma consolidated statement of income.

                               RT Industries, Inc.

              Notes to Pro Forma Consolidated Statements of Income
                                   (unaudited)



1.   Basis of Reporting:

The unaudited pro forma consolidated statements of income of RT Industries, Inc. and subsidiaries (the "Company") are provided to give effect to the merger on August 29, 1997, of Quality Automotive Company ("Quality").

On August 29, 1997, Quality was merged (the "Merger") into QUAC Acquisition Corp., a wholly owned subsidiary of the Company (the "Subsidiary"). Quality was a privately held manufacturer of friction materials and brake pads, and a remanufacturer of automotive brake shoes. Quality, with over 160 employees, is based in Tappahannock, Virginia. Under the Merger, all of the outstanding shares of common stock of Quality were converted into the right of Quality's stockholders to receive (i) $3,000,000 in cash, (ii) two promissory notes, in the aggregate amount of $4,500,000, from the Subsidiary (which promissory notes are guaranteed by the Company and secured by the Company's pledge of all of its shares in the Subsidiary); and (iii) an aggregate of 1,838,731 shares of the Company's common stock. Following the Merger, the Subsidiary changed its name to "Quality Automotive Company" and will conduct business under such name.

The pro forma consolidated statements of income for the nine months ended September 30, 1997, and the year ended December 31, 1996, are based on the Company's historical statement of income for the nine month period ending
September 30, 1997, Quality's historical statement of income for the period ended August 29, 1997, and the Company's and Quality's historical statements of income for the year ended December 31, 1996, with adjustments giving effect to the Merger under the purchase method of accounting.

The pro forma consolidated statements of income should be read in conjunction with the Company's unaudited financial statements for the nine months ended September 30, 1997, the Company's annual report on Form 10-KSB for the year ended December 31, 1996, and the accompanying historical financial statements and notes of Quality for the years ended December 31, 1996 and 1995.

2.   Consolidated Statements of Income Pro Forma Adjustments:

     (A) To reflect changes in depreciation for the related periods in connection with the change in values for property, plant and equipment as a result of applying the purchase method of accounting; including the review of fair market value and remaining economic useful lives of such assets. The useful lives used were 30 for buildings and 3 to 15 for equipment.

     (B) To reflect interest for the related periods for the $4,500,000 notes payable to the former shareholders of Quality. The notes bear interest at 8%.

     (C) To reflect the amortization of goodwill recognized in connection with the Merger. Goodwill is being amortized over 20 years.

     (D)  To reflect the income tax position of the combined entities.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        RT INDUSTRIES, INC.



                                        By: /s/ Martin Chevalier
                                            ---------------------------------
                                                 Martin Chevalier, President
                                                 and Chief Executive Officer
                                                 (Duly authorized officer)



Date: November 12, 1997